Exhibit 10(f)(11)

ALLTEL CORPORATION

Resolutions of the Board of Directors

October 22, 1998

Re:  Amendments to 1998 Management

Deferred Compensation Plan

WHEREAS, the Board of Directors of ALLTEL Corporation (“ALLTEL”) adopted the ALLTEL Corporation 1998 Management Deferred Compensation Plan (the “Plan”), effective June 23, 1998; and

WHEREAS, the Board of Directors deems it desirable to make certain amendments to the Plan;

NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of October 22, 1998, as follows:

1.  Section 2.1 is amended to provide as follows:

2.1.          Eligibility.  It is the intent of the Corporation to extend eligibility for the Plan only to those Employees who comprise a select group of management or highly compensated employees, such that the Plan will qualify for treatment as “top hat” plan under ERISA. The CEO shall be an Eligible Employee for each Year that begins after December 31, 1998.  Eligible Employees for each Year that begins after December 31, 1998, other than the CEO, shall be those Employees designated in writing by the CEO in his sole and absolute discretion but taking into account the limitation set forth in the immediately preceding sentence. Eligible Employees for any given Year, other than the CEO, shall be designated in writing by the CEO not later than August 15th of the immediately preceding Year and shall be notified in writing of their eligibility by the Corporation not later than September 1st of the immediately preceding Year, except that with respect to an Employee who has never been an Eligible Employee:

(a)           The CEO may in writing designate that Employee as an Eligible Employee for a given Year that begins after December 31, 1998 during that Year;

(b)           The CEO may in writing designate that Employee as an Eligible Employee at any time during the current Year for an immediately succeeding Year that begins after December 31, 1998; and

(c)           The Corporation shall notify that Employee of his eligibility within ten (10) days after his designation as an Eligible Employee.

No Employee shall have the right to be designated by the CEO as an Eligible Employee, and no Employee who has been designated as an Eligible Employee for any Year shall have the right to be designated as Eligible Employee for any future Year.  An Eligible Employee for a given Year shall be entitled to elect to defer the payment of a portion of his Compensation for that Year in accordance with Section 2.2.

2.  Section 2.3 is amended to provide as follows:

2.3.                              Deferral Election.  Eligible Employees shall make their elections under the Plan with respect to deferral of Salary not later than December 15th of the Year immediately preceding the Deferral Year, and Eligible Employees shall make their elections under the Plan with respect to deferral of Incentive Compensation and Long-Term Incentive Compensation not later than September 30th of the Year immediately preceding the Deferral Year, except that:

(a)           In the case of a person who first becomes an Eligible Employee during a Year and is designated by the CEO as an Eligible Employee for the Year in which he becomes an Eligible Employee, the Eligible Employee may make an election with respect to deferral of Salary for the current Year attributable to services performed subsequent to his election not later than thirty (30) days after becoming an Eligible Employee;

(b)           In the case of a person who first becomes an Eligible Employee between August 16th and December 31st (inclusive) of a Year, and is designated by the CEO as an Eligible Employee for the immediately succeeding Year, the Eligible Employee may make an election with respect to deferral of Salary for the immediately succeeding Year attributable to services performed subsequent to his election not later than the later of thirty (30) days after becoming an  Eligible Employee or December 15th of the Year immediately preceding the Deferral Year; and

(c)           In the case of a person who first becomes an Eligible Employee between August 16th and December 31st (inclusive) of a Year and is designated by the CEO as an Eligible Employee for the immediately succeeding Year, the Eligible Employee may make elections with respect to deferral of Incentive Compensation and Long-Term Incentive Compensation not later than the later of thirty (30) days after becoming an Eligible Employee or December 31st of the Year immediately preceding the Deferral Year.

In any case in which no election with respect to deferral of Compensation by an Eligible Employee is provided for under the foregoing provisions of this Section 2.3, there shall be no deferral under the Plan with respect to that Compensation. All deferral elections shall be made by the Eligible Employee delivering to the Corporation a properly executed, written “Deferral Election Form” in the form prescribed from time to time by the Corporation, which shall be irrevocable after delivery to the Corporation, and on which the following elections shall be made:

(a)           The percentage of each eligible component of Compensation to be deferred for the Year in accordance with Section 2.2; and

(b)           The deferral period in the event of the Participant’s Retirement in accordance with Section 2.4.

Each Deferral Election Form for a Deferral Year shall require that the deferral period in the event of the Participant’s Retirement in accordance with Section 2.4 shall be the same with respect to each eligible component of Compensation to be deferred for the Year in accordance with Section 2.2.  The amount of Compensation (if any) elected to be deferred by a Participant under the Plan for a Deferral Year shall not be paid to or otherwise made available to the Participant, his Beneficiary, or any other person claiming through the Participant other than as set forth in the Plan.

RESOLVED FURTHER, that the officers of ALLTEL be, and each of them hereby is, authorized and directed, for and on behalf of ALLTEL, to take all actions and to execute all documents as they deem necessary or appropriate to render effective and otherwise to fully carry out the intent and purposes of the foregoing resolutions and the transactions contemplated thereby.